UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 26, 2011

NORTH VALLEY BANCORP
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-10652	94-2751350
(Commission File Number)	(IRS Employer Identification No.)

300 Park Marina Circle, Redding, CA 96001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (530) 226-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2011 Annual Meeting of Shareholders of North Valley Bancorp (the “Company”) was held on May 26, 2011. Four matters were submitted to a vote of the shareholders through the solicitation of proxies and the results of the voting are set forth below:

Proposal 1. The following eight persons were nominated and elected as Directors of the Company, to serve for terms of one year. The voting results were as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes

Michael J. Cushman	5,122,917	65,117	460,440
Dante W. Ghidinelli	5,165,118	22,916	460,440
Kevin D. Hartwick	5,164,979	23,055	460,440
Roger B. Kohlmeier	5,165,118	22,916	460,440
Timothy R. Magill	5,164,979	23,055	460,440
Martin A. Mariani	5,165,118	22,916	460,440
Dolores M. Vellutini	5,164,820	23,214	460,440
J.M. (Mike) Wells, Jr.	5,163,286	24,748	460,440

Proposal 2. Advisory (non-binding) vote on the Company’s executive compensation (“Say On Pay”). The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

5,128,595	42,513	16,926	460,440

Proposal 3. Advisory (non-binding) vote on the frequency of future “Say On Pay” votes. The voting results were as follows:

1 Year	2 Years	3-Years	Abstain	Broker Non-Votes

4,733,987	25,652	392,156	36,239	460,440

Proposal 4. To ratify the appointment of Perry-Smith LLP as the Company’s Independent Registered Public Accounting Firm for 2011. The proposal was approved. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

5,627,092	8,876	12,506	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH VALLEY BANCORP

Dated: May 27, 2011	By:	/s/ Kevin R. Watson
Kevin R. Watson
Executive Vice President
Chief Financial Officer